REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 5, 2003, by and between Home Solutions of America, Inc., a Delaware corporation (the "Purchaser"), and Jane C. Barber, an individual (the "Seller").

Recitals:

This Agreement is entered into as a condition to that certain First Amendment to Stock Purchase Agreement (the "First Amendment") of even date herewith between the Purchaser and the Seller.  This Agreement obligates the Purchaser to register the shares of its common stock (i) issued on the date hereof in connection with the First Amendment, and (ii) underlying that certain Amended and Restated Secured Convertible Note (the "Secured Convertible Note") of even date herewith issued by the Purchaser to the Seller.

Agreement:

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                  DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a.                   "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

b.                  "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act of 1933 (the "1933 Act") and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the Securities and Exchange Commission (the "SEC").

c.                   "Registrable Securities" means the shares of Common Stock issued to the Seller as of the date hereof (862,479 shares, subject to adjustment pursuant to Section 4 below) (the "HSLA Shares") and shares of Common Stock issuable to the Seller pursuant to the Secured Convertible Note, as well as any Penalty Shares or Additional Shares (as such terms are defined below).

d.                  "Registration Statement" means a registration statement under the 1933 Act that covers the Registrable Securities.

2.                  REGISTRATION.

a.       Mandatory Registration.  On or before June 30, 2003, the Purchaser shall prepare and file with the SEC a Registration Statement on Form S-1, SB-2 or on such other form as is available.  The Registration Statement shall register the sale by the Seller of the Registrable Securities, provided that nothing in this Agreement shall require the Seller to convert the Secured Convertible Note.  The Registration Statement shall register 2,000,000 shares of Common Stock to be sold by the Seller.  In the event that the Purchaser fails (i) to file the Registration Statement by June 30, 2003, or (ii) respond to an SEC comment letter within 15 days of the Purchaser's receipt of such comment letter, the Purchaser will issue the Seller additional shares of Common Stock equal to 1% of the Registrable Securities (the "Penalty Shares") for each month or any part thereof after such 90-day period that such Registration Statement is not declared effective.  The Purchaser shall issue such Penalty Shares within ten (10) days of the date the Seller is entitled to the Penalty Shares.  The Purchaser shall promptly provide to the Seller copies of all filings made with or received by the SEC regarding the registration of the Registrable Securities, including, without limitation, all registration statements, exhibits and correspondence.

b.      Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities, the Purchaser shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. The Purchaser shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable on the date that the Registration Statement is declared effective by the SEC is greater than the number of shares available for resale under such Registration Statement.

3.                  RELATED OBLIGATIONS.

a.                   The Purchaser shall keep the Registration Statement effective pursuant to Rule 415 until the earliest to occur of: (i) one year from the date that the Registration Statement is declared effective (tolled for any period of time during which the Seller is prohibited from selling Registrable Securities under such registration statement), (ii) the date that all of the Registrable Securities would be eligible for resale under Rule 144(k) or a successor provision, or (iii) the date on which the Seller shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b.                  The Purchaser shall prepare and file with the SEC such amendments (including post‑effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Purchaser covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Seller thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Purchaser's filing a report on Form 10‑KSB, Form 10‑QSB or Form 8‑K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Purchaser shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed that created the requirement for the Purchaser to amend or supplement the Registration Statement.

c.                   The Purchaser shall furnish to the Seller without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Seller may reasonably request) and (iii) such other documents as the Seller may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Seller.

d.                  The Purchaser shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Seller reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post‑effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Purchaser shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by‑laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Purchaser shall promptly notify the Seller of the receipt by the Purchaser of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e.                   As promptly as practicable after becoming aware of such event or development, the Purchaser shall notify the Seller in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Seller.  The Purchaser shall also promptly notify the Seller in writing (i) when a prospectus or any prospectus supplement or post‑effective amendment has been filed, and when a Registration Statement or any post‑effective amendment has become effective (notification of such effectiveness shall be delivered to the Seller by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Purchaser's reasonable determination that a post‑effective amendment to a Registration Statement would be appropriate.

f.                    The Purchaser shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Seller of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.                   At the reasonable request of the Seller, the Purchaser shall furnish to the Seller, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Seller may reasonably request (i) a letter, dated such date, from the Purchaser's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Purchaser for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Seller.

h.                   The Purchaser shall make available for inspection by (i) the Seller and one firm of accountants or other agents retained by the Seller (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Purchaser (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Purchaser's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and the Seller hereby agrees, to hold in strict confidence and shall not make any disclosure (except to a Seller) or use of any Record or other information which the Purchaser determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non‑appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Seller has knowledge.  The Seller agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchaser and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

i.                     The Purchaser shall hold in confidence and not make any disclosure of information concerning the Seller provided to the Purchaser unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non‑appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Purchaser agrees that it shall, upon learning that disclosure of such information concerning the Seller is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Seller and allow the Seller, at the Seller' expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

j.                    The Purchaser shall use its best efforts to either cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Purchaser are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities.  The Purchaser shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

k.                  The Purchaser shall cooperate with the Seller to the extent applicable to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Seller may reasonably request and registered in such names as the Seller may request.

l.                     The Purchaser shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

m.                 The Purchaser shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve‑month period beginning not later than the first day of the Purchaser's fiscal quarter next following the effective date of the Registration Statement.

n.                   The Purchaser shall otherwise comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o.                  Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Purchaser shall deliver, and shall cause legal counsel for the Purchaser to deliver, to the transfer agent for such Registrable Securities (with copies to the Seller) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

p.                  The Purchaser shall take all actions necessary to expedite and facilitate disposition by the Seller of Registrable Securities pursuant to a Registration Statement.

q.                  If the Seller intends to distribute the Registrable Securities by means of an underwriting, they shall so advise the Purchaser.  The Purchaser shall (together with the Seller) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, which shall include customary terms of indemnification and contribution.

4.                  ISSUANCE OF ADDITIONAL SHARES.

If the average closing bid price of the Common Stock for the five trading days prior to the date that the SEC declares the Registration Statement effective (the "Average Price") is less than $2.60 per share (with such price per share adjusted hereafter for stock splits, reverse splits, and similar events), the Purchaser shall immediately issue the Seller additional shares of Common Stock ("Additional Shares") based upon the following formula:  $2,242,446 divided by the Average Price minus 862,479.  The Additional Shares shall be considered "Registrable Securities" for all purposes of this Agreement, including but not limited to Sections 2(a) and 2(b).

5.                  OBLIGATIONS OF THE SELLER.

a.                               The Seller agrees that, upon receipt of any notice from the Purchaser of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), the Seller will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Purchaser shall cause its transfer agent to deliver unlegended certificates for shares of Common Stock to a transferee of the Seller in connection with any sale of Registrable Securities with respect to which the Seller have entered into a contract for sale prior to the Seller' receipt of a notice from the Purchaser of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Seller has not yet settled.

b.                              The Seller agrees that, prior to the date that the Registration Statement is declared effective by the SEC, she will not hypothecate or short-sell any shares of Common Stock, except that shares of Common Stock issuable to the Seller pursuant to conversion of the Secured Convertible Note shall not be subject to such prohibition once the Conversion Notice (as defined in the Secured Convertible Note) is delivered by the Seller to the Purchaser with regard to such shares of Common Stock.

6.                  EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, filing, listing and qualification fees, printing expenses, fees and disbursements of counsel for the Purchaser and expenses of any special audits of the Purchaser's financial statements incidental to or required by such registration, shall be borne by the Purchaser, except that the Purchaser shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

7.                  INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a.                   To the fullest extent permitted by law, the Purchaser will, and hereby does, indemnify, hold harmless and defend the Seller and her heirs, executors, personal representatives and agents of, each underwriter of such Registrable Securities thereunder, and each Person, if any, who controls any of the foregoing within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post‑effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Purchaser files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Purchaser of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations").  The Purchaser shall reimburse the Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Purchaser by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Seller to deliver or to cause to be delivered the prospectus made available by the Purchaser, if such prospectus was timely made available by the Purchaser pursuant to Section 3(e); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

b.                  In connection with a Registration Statement, the Seller agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Purchaser, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Purchaser within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claims or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Purchaser by the Seller expressly for use in connection with such Registration Statement; and, subject to Section 7(d), the Seller will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Seller, which consent shall not be unreasonably withheld; provided, further, however, that the Seller shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Seller as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Seller prior to the Seller's use of the prospectus to which the Claim relates.

c.                   Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing  interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.                  The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.                   The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

f.                    This Section 7 hereof shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

8.                  CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that:  (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by the Seller from the sale of such Registrable Securities.

9.                  REPORTS UNDER THE 1934 ACT.

With a view to making available to the Seller the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Seller to sell securities of the Purchaser to the public without registration ("Rule 144") the Purchaser agrees to:

a.                   Make and keep public information available, as those terms are understood and defined in Rule 144;

b.                  File with the SEC in a timely manner all reports and other documents required of the Purchaser under the 1933 Act and the 1934 Act so long as the Purchaser remains subject to such requirements (it being understood that nothing herein shall limit the Purchaser's obligations under the Stock Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.                   Furnish to the Seller so long as the Seller own Registrable Securities, promptly upon request, (i) a written statement by the Purchaser that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser, and (iii) such other information as may be reasonably requested to permit the Seller to sell such securities pursuant to Rule 144 without registration.

10.              AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended only with the written consent of the Purchaser and the Seller.  Any amendment effected in accordance with this Section 10 shall be binding upon the Seller and the Purchaser.  No consideration shall be offered or paid to any Person to amend or modify any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.              MISCELLANEOUS.

a.                   Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Purchaser:	Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
Attn: Andrew White, President
Facsimile No.: (281) 970-9854

With Copy to:	J. Paul Caver, P.C. 3102 Maple Avenue, Suite 220 Dallas, Texas 75201 Attn: J. Paul Caver, Esq.
Facsimile No.: (281) 970-9854

If to the Seller:	Jane C. Barber
1633 Chandelle Lane
Fallbrook, California 92028
Facsimile No.: (760) 723-9207

With Copy to:	Kirkpatrick & Lockhart LLP
201 South Biscayne Blvd., Suite 2000
Miami, FL 33131-2399
Attention: Troy J. Rillo, Esq.
Facsimile No.: (305) 358-7095

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

b.                  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.                   The Seller shall be entitled to enforce any rights it has hereunder specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Seller may in her sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

d.                  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof.  Any and all disputes arising under or in connection with this Agreement shall be resolved by submission to final and binding arbitration in accordance with the then prevailing rules of JAMS.  A single arbitrator shall be chosen and the proceedings shall be conducted in Orange County, California.  In addition, the arbitrator shall base his award upon substantial evidence and in accordance with California law, and shall award reasonable attorneys' fees and costs, expert witness fees and arbitration fees to the Seller if she should prevail, but shall have no power or jurisdiction to award any punitive or exemplary damages.  Judgment upon an arbitration award may be confirmed in the Orange County Superior Court and may be corrected or vacated only in accordance with California Code of Civil Procedures Section 1285, et seq.

e.                   Entire Agreement.  This Agreement, the First Amendment, and the documents executed in connection with the First Amendment set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

f.                    This Agreement may not be assigned by the Seller without the prior written consent of the Purchaser.  Any purported assignment by the Seller of the registration rights granted under this Agreement, or the transfer of any Registrable Securities by the Seller (other than pursuant to the laws of descent or distribution), shall cause the shares of Common Stock involved in such purported assignment or transfer to lose their status as "Registrable Securities" for all purposes of this Agreement.  Except as set forth in the preceding two sentences, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.                   The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.                   This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.                     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.                    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k.                  Except as set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE PURCHASER:
HOME SOLUTIONS OF AMERICA, INC.

By:
Name: R. Andrew White
Title: President

THE SELLER:

Jane C. Barber

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________
______________
______________

Attention:          _______

Re:       Home Solutions of America, Inc.

Ladies and Gentlemen:

We are counsel to Home Solutions of America, Inc., a Delaware corporation (the "Purchaser"), and have represented the Purchaser in connection with that certain Amended and Restated Secured Convertible Note (the "Secured Convertible Note") given by the Purchaser to Jane C. Barber (the "Seller").  The Purchaser also has entered into a Registration Rights Agreement with the Seller (the "Registration Rights Agreement") pursuant to which the Purchaser agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act").  In connection with the Purchaser's obligations under the Registration Rights Agreement, on ____________ ____, the Purchaser filed a Registration Statement on Form ________ (File No. 333‑_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Seller as selling stockholders thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

By:

[Counsel to the Purchaser]